Exhibit H-12

               E.ON Zehnte Verwaltungsgesellschaft mbH, Dusseldorf
             (in former times VAGO Funfte Vermogensverwaltungs GmbH)
                      Balance Sheet as of December 31, 2002
                            (Translated from German)

Assets


                                                                      December 31,
                                                                          2002
                                                               ---------------------------
                                                                         (euro)
      Outstanding capital contribution to
      capital stock                                                                     -


A.    Fixed assets


      I. Financial assets


         1. Shares in affiliated companies                                              -
         2.  Shareholdings                                               3,778,777,870.89
                                                               ---------------------------
                                                                         3,778,777,870.89




B. Non-fixed assets

      I. Receivables and other assets


         1.  Receivables in affiliated
             companies                                                   4,715,892,325.65

         2.  Other assets                                                  168,859,459.38
                                                               ---------------------------
                                                                         4,884,751,785.03


      II.Balance at banks                                                       50,003.40





                                                               ---------------------------
                                                                         8,663,579,659.32
                                                               ===========================


                                                                             Stockholders' equity
                                                                               and  liabilities

                                                                                December 31,
                                                                                    2002
                                                                       -------------------------------
                                                                                   (euro)
 A.   Stockholders' equity

       I. Capital stock                                                                     65,000.00

      II. Additional paid-in capital                                                 8,546,940,683.80

     III. Loss carry forward                                                                   (5.56)

      IV.  Net income                                                                    4,051,397.95

                                                                       -------------------------------
                                                                                     8,551,057,076.19


B.    Provisions

      1.   Provisions for taxes                                                         10,909,122.00
      2.   Other provisions                                                             94,542,000.00
                                                                       -------------------------------
                                                                                       105,451,122.00

 C.   Liabilities

      1.   Liabilities to                                                                3,123,790.13
           affiliated companies
           (with a remaining term up to 1 year:
           (euro) 3,123,790.13; 2001:(euro)0.00)

      2.   Other liabilities                                                             3,947,671.00
           (with a remaining term up to 1 year:
           (euro) 3,947,671.00; 2001:(euro)0.00)
           (thereof taxes:(euro)3,947,671.00;
            2001:(euro)0.00)

                                                                       -------------------------------
                                                                                         7,071,461.13


                                                                       -------------------------------
                                                                                     8,663,579,659.32
                                                                       ===============================

               E.ON Zehnte Verwaltungsgesellschaft mbH, Dusseldorf
             (in former times VAGO Funfte Vermogensverwaltungs GmbH)
                               Statement of Income
                          January 1 - December 31, 2002
                            (Translated from German)

                                                                    2002
                                                             ------------------
                                                                   (euro)


     1. Other operating income                                            11.67

     2. Other operating expenses                                    (105,954.67)

     3. Other interests and similar income                        26,054,117.08
        (thereof from affiliated companies
        (euro)24,387,355.25)

     4. Interest and similar expenses                            (16,338,226.38)
        (thereof to affiliated companies(euro)
        16,334,855.38)

                                                             ------------------
     5. Income from ordinary business activity                     9,609,947.70


     6. Income taxes                                              (5,558,549.75)

                                                             ------------------
     7. Net income                                                 4,051,397.95
                                                             ==================

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